CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 16, 2011,  relating to the financial statements and financial highlights, which appears in the April 30, 2011 Annual Report to Shareholders of Franklin Real Estate Securities Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 25, 2011